Exhibit 99.2

Press Release	Contact: Christopher D. Myers
For Immediate Release	President and Chief Executive Officer
(909) 980-4030

CVB Financial Corp. to Make Investor Presentation at the

Keefe, Bruyette & Woods (KBW) Boston Bank Conference

Ontario, CA, February 25, 2014 - Chris Myers, President and Chief Executive Officer of CVB Financial Corp., will be presenting at the KBW Boston Bank Conference on Wednesday, February 26, 2014 at 4 p.m. (EST). The conference will take place at the Langham in Boston, Massachusetts from February 26th to February 27th. In addition, on February 26th, Mr. Myers will be hosting one-on-one meetings with investors at the conference.

Mr. Myers’ presentation at the conference will be available through a live webcast and can be accessed through a presentation link at http://wsw.com/webcast/kbw18/CVBF or by visiting our website at www.cbbank.com under “Our Investors”, “News & Market Data” for 90 days following the presentation date of February 26th.

Corporate Overview

CVB Financial Corp. is the holding company for Citizens Business Bank. Citizens Business Bank is the largest financial institution headquartered in the Inland Empire region of Southern California with assets of $6.7 billion. Citizens Business Bank serves 40 cities with 38 Business Financial Centers, six Commercial Banking Centers, and three trust office locations covering the Inland Empire, Los Angeles County, Orange County, and the Central Valley areas of California.

Citizens Business Bank intends to open a new Business Financial Center location in San Diego County in the spring of 2014.

Shares of CVB Financial Corp. common stock are listed on the NASDAQ under the ticker symbol “CVBF”. For investor information on CVB Financial Corp., please visit our Citizens Business Bank website at www.cbbank.com and click on the “Our Investors” tab.